UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2025

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35512	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 219-9001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Executive Officer and Director

On July 21, 2025, Amplify Energy Corp., a Delaware corporation (the “Company”), and Mr. Martyn Willsher, the Company’s President, Chief Executive Officer and member of the Company’s board of directors (the “Board”), agreed that (i) Mr. Willsher’s roles as President and Chief Executive Officer of the Company and a member of the Board terminated effective July 22, 2025 (the “Transition Date”), and (ii) Mr. Willsher assumed the non-executive employee role of Special Advisor to the Company on the Transition Date.

In connection with the transition of Mr. Willsher’s role (the “Transition”), the Company and Mr. Willsher entered into a Transition and Separation Agreement (the “Transition Agreement”), effective as of the Transition Date. Pursuant to the terms of the Transition Agreement, Mr. Willsher will serve as Special Advisor to the Company until December 31, 2025, unless earlier terminated in accordance with the terms of the Transition Agreement (the “Termination Date”, and the period beginning on the Transition Date and ending on the Termination Date, the “Transition Period”).

In exchange for providing transition services during the Transition Period, subject to Mr. Willsher’s execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement among Mr. Willsher, the Company and Amplify Energy Services LLC, dated November 1, 2023 (such restrictive covenants, the “Restrictive Covenants”), Mr. Willsher will be entitled to the following transition benefits (“Transition Period Benefits”) during the Transition Period: (i) continued base salary payments of his annual base salary (which shall be deducted from the Severance Benefits (as defined below)), (ii) continued eligibility to participate in the Company’s benefit plans, and (iii) continued vesting in the outstanding equity awards held by Mr. Willsher on the Transition Date in accordance with the Amplify Energy Corp. Equity Incentive Plan and Amplify Energy Corp. 2024 Equity Incentive Plan (together, the “Plans”), as applicable, and the applicable award agreements.

Subject to Mr. Willsher’s provision of transition services through the end of the Transition Period, his re-execution and non-revocation of the general release of claims and continued compliance with the Restrictive Covenants, Mr. Willsher will be entitled to the following: (i) a lump sum payment equal to his pro-rated annual bonus through August 1, 2025 measured at target performance, payable within 30 days following the Termination Date, (ii) a lump sum payment in an amount equal to the difference between (x) two times Mr. Willsher’s annual base salary as in effect on the day before the Transition Date, and (y) the amount of annual base salary paid to Mr. Willsher during the Transition Period, (iii) continued healthcare coverage under the Company’s plan during the 12-month period following the Termination Date at the same cost to Mr. Willsher as if he were a senior executive of the Company (subject to the terms of the Transition Agreement), (iv) any unvested restricted stock units held by Mr. Willsher as of the Termination Date will accelerate and vest in full on the Termination Date in accordance with the terms of his award agreement, and (v) a pro rata portion of the performance-based restricted stock units (“PRSUs”) held by Mr. Willsher as of the Termination Date will be eligible to vest on the Termination Date based on actual performance achieved as of the Termination Date in accordance with the terms of his award agreement ((i) through (v), collectively, the “Severance Benefits”). In the event Mr. Willsher is terminated by the Company for Cause (as defined in the Transition Agreement), he will not be entitled to the Severance Benefits.

The separation between the Company and Mr. Willsher was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The forgoing description of the Transition Agreement is subject to and qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Appointment of Chief Executive Officer and Director

On July 21, 2025, the Board appointed Mr. Daniel Furbee as the Company’s Chief Executive Officer and member of the Board, effective as of the Transition Date.

Mr. Furbee, age 43, had served as the Company’s Senior Vice President and Chief Operating Officer from March 2023 through his appointment as Chief Executive Officer. Prior to joining the Company, Mr. Furbee served as a partner at Sentinel Petroleum from February 2022 to March 2023, as an independent advisor for various companies from January 2021 to January 2022, as the Executive Vice President and Chief Operating Officer of Riviera Resources, Inc. from August 2018 to December 2020, as Linn Energy Inc.’s Vice President of Asset and Business Development from March 2018 to August 2018 and as Vice President of Business Development and Asset Development for Sanchez Energy Corporation from September 2013 to February 2018. From 2005 to August 2013, Mr. Furbee served in various engineering roles of increasing responsibilities at Linn Energy, LLC. Mr. Furbee holds a Bachelor of Science in Petroleum Engineering from Marietta College and a Master of Business Administration from the University of Houston. Mr. Furbee is also a Professional Engineer registered with the State of Texas.

In connection with Mr. Furbee’s appointment as Chief Executive Officer, Mr. Furbee’s annual base salary increased to $453,880, and his target annual incentive bonus increased to 90% of his annual base salary. He will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives. In addition, Mr. Furbee received a grant of 100,000 PRSUs (the “Target PRSUs”) on July 22, 2025, pursuant to a PRSU award agreement between Mr. Furbee and the Company (the “Award Agreement”). The PRSUs are subject to a performance period that begins on July 22, 2025 and ends on March 31, 2028 (the “Performance Period”). The PRSUs will vest, subject to Mr. Furbee’s continued employment through the settlement date, as follows: (i) 50% of the Target PRSUs will vest if the 20-day volume-weighted average closing price (“VWAP”) of a share of Company common stock for the 20 consecutive trading days immediately preceding the end of the Performance Period equals at least $6.00 but less than $8.00, (ii) 100% of the Target PRSUs will vest if the 20-day VWAP of a share of Company common stock for the 20 consecutive trading days immediately preceding the end of the Performance Period equals at least $8.00, but less than $10.00, and (iii) 200% of the Target PRSUs will vest if the 20-day VWAP of a share of Company common stock for the 20 consecutive trading days immediately preceding the end of the Performance Period equals at least $10.00 ((i), (ii) and (iii), collectively, the “Performance Vesting Conditions”), with linear interpolation to apply for actual performance achieved between the foregoing thresholds.

In the event Mr. Furbee’s employment is terminated by the Company without Cause or by Mr. Furbee for Good Reason (each as defined in the Award Agreement) (each, a “Qualifying Termination”), a number of the PRSUs will vest on such termination date equal to the greater of (i) the number of PRSUs that would vest in accordance with the Performance Vesting Conditions based on actual performance through the date of such termination, and (ii) the Target PRSUs, subject to Mr. Furbee’s execution and non-revocation of a general release of claims and continued compliance with all applicable restrictive covenants. In the event Mr. Furbee’s employment is terminated due to his death or disability, a pro rata portion of the Target PRSUs will vest based on the number of days Mr. Furbee was employed during the Performance Period, subject to his or his estate’s, as applicable, execution of a general release of claims.

Mr. Furbee was not elected to his position as Chief Executive Officer or member of the Board under any arrangement or understanding between him and any other person. There are no transactions with Mr. Furbee that would be reportable under Item 404(a) of Regulation S-K and no family relationships exist between Mr. Furbee and any of the directors or officers of the Company.

The forgoing description of the Award Agreement is subject to and qualified in its entirety by reference to the full text of the Award Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Appointment of President and Chief Financial Officer

On July 21, 2025, the Board appointed Mr. James Frew, the Company’s Senior Vice President and Chief Financial Officer, as the Company’s President and Chief Financial Officer, effective as of the Transition Date.

Mr. Frew, age 48, had served as the Company’s Senior Vice President and Chief Financial Officer from April 2023 through his appointment as President and Chief Financial Officer. Prior to joining the Company, Mr. Frew was a partner at Sentinel Petroleum from March 2022 to April 2023. Previously, Mr. Frew served as Executive Vice President and Chief Financial Officer of Riviera Resources, Inc. from August 2018 to October 2020, and as Linn Energy’s Vice President of Marketing and Midstream from May 2014 to August 2018 and Director of Business Development, Strategy and Planning from May 2011 to May 2014. From August 2002 to May 2011, Mr. Frew held several roles in the Natural Resources division of the J.M. Huber Corporation. Mr. Frew started his career as a management consultant at the Parthenon Group. Mr. Frew holds a Bachelor of Arts in Economics and Political Science from Williams College.

In connection with Mr. Frew’s appointment as President and Chief Financial Officer, Mr. Frew’s annual base salary increased to $430,990, and his target annual incentive bonus increased to 90% of his annual base salary. He will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives. In addition, on the Transition Date, the Company granted Mr. Frew a special bonus (the “Frew Special Bonus”) equal to $450,000 that will vest and become payable upon the earlier of (i) a Qualifying Termination, and (ii) July 22, 2027. In the event Mr. Frew’s employment terminates for any reason other than a Qualifying Termination prior to the vesting date, the Frew Special Bonus will be forfeited for no consideration.

General Counsel Target Compensation and Special Bonus

In connection with the foregoing, on July 21, 2025, the Board approved an increase of Mr. Eric Willis’s annual base salary to $430,990, and an increase of his target annual incentive bonus to 90% of his annual base salary. Mr. Willis will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives. In addition, on the Transition Date, the Company granted Mr. Willis a special bonus (the “Willis Special Bonus”) equal to $450,000 that will vest and become payable upon the earlier of (i) a Qualifying Termination, and (ii) July 22, 2027. In the event Mr. Willis’s employment terminates for any reason other than a Qualifying Termination prior to the vesting date, the Willis Special Bonus will be forfeited for no consideration.

Item 7.01.	Regulation FD Disclosure.

On July 22, 2025, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K, among other things. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2025	AMPLIFY ENERGY CORP.

	By:	/s/ Daniel Furbee
		Name:	Daniel Furbee
		Title:	Chief Executive Officer